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FOR IMMEDIATE RELEASE
May 13, 2019

First Busey Corporation and Investors’ Security Trust Company Announce Signing of a Definitive Merger Agreement

First Busey and Investors’ Security Trust Increase Market Presence in Cape Coral-Fort Myers, FL MSA

CHAMPAIGN, IL and FORT MYERS, FL—First Busey Corporation (“Busey”) (NASDAQ:BUSE), the holding company for Busey Bank, and Investors’ Security Trust Company (“IST”) today jointly announced the signing of a definitive merger agreement pursuant to which IST will be merged with and into the wealth management division of Busey Bank. The partnership will enhance Busey’s and IST’s existing wealth management presence in the Cape Coral-Fort Myers, FL Metropolitan Statistical Area (MSA). Additionally, through a combined pro forma franchise of six locations in the greater Fort Myers area, the combined organization adds a broad range of banking services and delivery systems that complement the service offerings of IST, allowing us to further meet clients’ growing financial needs.

Through this transaction, Busey and IST broaden the expertise and level of service available to clients—from individuals and families to institutions and foundations—and remain committed to their founding principles of being active community stewards and providing the highest level of personal service to clients delivered by experienced, local professionals.

It is anticipated that IST will be merged with and into the wealth management division of Busey Bank in mid to late 2019, subject to customary closing conditions and required approvals, with combined assets under management of more than $9.25 billion. IST currently employs 20 associates and has one location at 5246 Red Cedar Drive #101, Fort Myers, Florida.

Van A. Dukeman, First Busey Corporation president and chief executive officer, said, “Busey has remained steadfast to its commitment of remaining a community-focused, relationship-driven financial services organization serving the comprehensive financial needs of clients—and this partnership is no exception. IST is a premier wealth advisory group, further complementing one another’s strengths to deliver a preeminent bank, trust and wealth advisory solution in Southwest Florida and beyond.”

Charles K. Idelson, president and chief executive officer of Investors’ Security Trust, will continue to serve the Fort Myers community as executive vice president and Florida market chairman at Busey. Mr. Idelson stated, “Busey understands our local market, offers a broad range of financial delivery systems—including a full suite of private banking solutions—to meet customers’ comprehensive needs, and shares an unwavering commitment to service excellence. We are excited Investors’ Security Trust clients will continue experiencing service excellence through the wealth management professionals they know and trust, while benefiting from expanded financial capabilities from a 150-year old organization whose footprint spans Southwest Florida, Illinois, Indiana and Missouri.”

Both companies support and value an engaged and empowered workforce, and are committed to building a premier, service-oriented experience. Busey has been named among American Banker’s Best Banks to Work For in the US; voted as one of the Best Places to Work in Illinois by associates since 2016; recognized among the Best Companies to Work For in Florida since 2017 and the 2018 Best Places to Work in Money Management; as well as listed among the 2018 Best-In-State Banks for Illinois—a first-ever customer nominated recognition by Forbes—in addition to various wellness, training and development, philanthropic and other workplace awards.

Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel and Raymond James | Silver Lane Advisors served as financial advisor to Busey. Smith Mackinnon, PA served as legal counsel and DD&F Consulting Group served as financial advisor to IST.

Corporate Profile
As of March 31, 2019, First Busey Corporation (Nasdaq: BUSE) was a $9.54 billion financial holding company headquartered in Champaign, Illinois.

Busey Bank, a wholly-owned bank subsidiary with total assets of $7.75 billion as of March 31, 2019, is headquartered in Champaign, Illinois and has forty-four banking centers serving Illinois, thirteen banking centers in the St. Louis, Missouri metropolitan area, five banking centers serving southwest Florida and a banking center in Indianapolis, Indiana. Through the Busey Wealth Management division, the Company provides asset management, investment and fiduciary services to individuals, businesses and foundations. As of March 31, 2019, assets under care were approximately $7.29 billion. Busey Bank owns a retail payment processing subsidiary, FirsTech, Inc., which processes approximately 28 million transactions per year using online bill payment, lockbox processing and walk-in payments at its 4,000 agent locations in 43 states. More information about FirsTech, Inc. can be found at firstechpayments.com.

TheBANK of Edwardsville, a wholly-owned bank subsidiary with total assets of $1.81 billion as of March 31, 2019, is headquartered in Edwardsville, Illinois and has nineteen banking centers and one loan production office in the greater St. Louis, MO-IL MSA. Through TheBANK of Edwardsville Wealth Management division, the Company provides asset management, investment and fiduciary services to individuals, businesses and foundations. As of March 31, 2019, assets under care were approximately $1.59 billion.

Busey Bank was named among Forbes’ 2018 Best-In-State Banks—one of five in Illinois and 124 from across the country, equivalent to 2.2% of all banks. Best-In-State Banks are awarded for exceptional customer experiences as determined by a survey sample of 25,000+ banking customers who rated banks on trust, terms and conditions, branch services, digital services and financial advice.

For more information about us, visit www.busey.com and 4thbank.com.

CONTACTS:
Robin Elliott, CFO                                               Amy Randolph, EVP & Chief of Staff
First Busey Corporation                                    First Busey Corporation
(217) 365-4500                                                       (217) 365-4500
robin.elliott@busey.com                                   amy.randolph@busey.com

Special Note Concerning Forward-Looking Statements

Statements made in this report, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Busey. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Busey’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and we undertake no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond our ability to control or predict, could cause actual results to differ materially from those in our forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economy (including the impact of tariffs, a U.S. withdrawal from or significant negotiation of trade agreements, trade wars and other changes in trade regulations); (ii) changes in state and federal laws, regulations and governmental policies concerning Busey’s general business; (iii) changes in accounting policies and practices; (iv) changes in interest rates and prepayment rates of Busey’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of current and/or future acquisitions, which may include failure to realize the anticipated benefits of the acquisition and the possibility that the transaction costs may be greater than anticipated; (x) unexpected outcomes of existing or new litigation involving Busey; (xi) the economic impact of any future terrorist threats or attacks; and (xii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Busey and its business, including additional factors that could materially affect its financial results, is included in Busey’s filings with the Securities and Exchange Commission.